SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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Soliciting Material Pursuant to §240.14a-12.

                       ARI NETWORK SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement

if other than the Registrant)

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[ARI LOGO]

WE Energies

December 11, 2002

333 West Everett

Milwaukee, WI  53203

Ms. Anne Klisurich

Anne:

This will confirm management's intention to recommend to the Board of Directors an amendment to the Company's 2000 Stock Option Plan to reduce from 500,000 to 200,000 the maximum number of option shares that may be granted to one individual in any one-year period.  Until shareholder approval of such amendment, the Company does not intend to grant options for more than 150,000 shares in any one-year period to any one individual.

Please call me with any questions you may have and thanks in advance.

Sincerely,

/s/ Timothy Sherlock

Timothy Sherlock, Secretary and CFO

ARI Network Services, Inc.

11425 West Lake Park Drive, Suite 900

Milwaukee, WI 53224-3025

414-973-4556